JORDENBURT
1025 Thomas Jefferson Street, N.W.                           777 Brickell Avenue
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Washington, D.C. 200007-5208                                Miami, FL 33131-2803
(202) 965-8100                                                    (305) 371-2600
Fax: (202) 965-8104                                          Fax: (305) 372-9928

                                  ______, 2006

                                                         175 Powder Forest Drive
                                                                       Suite 201
                                                         Simsbury, CT 06089-9658
                                                                  (860) 392-5000
                                                             Fax: (860) 382-5058
                                                        Form of Legality Opinion
                                                              Exhibit 11 to N-14


Maxim Series Fund, Inc.
8515 East Orchard Road
Greenwood Village, Colorado 80111

Ladies and Gentlemen:

         We have acted as counsel for Maxim Series Fund, Inc., a corporation organized under the laws of the State of Maryland with shares of stock, par value $0.10 per share (the "Fund"), in connection with the preparation of the Fund's registration statement on Form N-14 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act") with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the 1933 Act of shares of Maxim U.S. Government Mortgage Securities Portfolio, a series of the Fund (the "Acquiring Portfolio") in connection with the proposed acquisition by the Acquiring Portfolio of all of the assets of Maxim U.S. Government Securities Portfolio, another series of the Fund (the "Acquired Portfolio"), in exchange solely for shares of the Acquiring Portfolio (the "Shares") pursuant to an Agreement and Plan of Reorganization (the "Plan"), the form of which is included in the Registration Statement.

         We have examined the originals or copies, certified or otherwise identified to my satisfaction, of the Articles of Incorporation and By-Laws of the Fund, each as amended to date; Articles Supplementary of the Fund establishing the series of the Fund; the resolutions adopted by the Board of Directors of the Fund relating to the Plan, the authorization and issuance of the Shares pursuant to the Plan, the filing of the Registration Statement and any amendments or supplements thereto and related matters; a draft of the Plan; certificates and such other documents, instruments and records as we have deemed necessary or appropriate as a basis to render this opinion.

         We have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or other copies and the authenticity of the originals of such latter documents and the correctness of all certificates and statements of fact made to us or contained in those documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers and other representatives of the Fund and others.

         We are admitted to the Bar of the District of Columbia and generally do not purport to be familiar with the laws of the State of Maryland. Insofar as any opinions set forth herein relate to Maryland law, such opinions are based, with your approval, solely upon our examination of the Annotated Code of Maryland, Maryland General Corporation Law, as amended, entitled "Corporations and Associations Article," and our understanding of that law.


         Based upon and subject to the foregoing, and assuming approval of the Plan by shareholders of the Acquired Fund at a meeting anticipated to be held on June 26 , 2006, we are of the opinion that the Shares of the Acquiring Portfolio to be issued pursuant to the Registration Statement, when issued in accordance with the Registration Statement, the Plan and the Fund's Articles and By-Laws, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to all references to our name therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.



                                                              Very truly yours,


                                                              JORDEN BURT LLP